Inland Real Estate Corporation
                              Sticker Supplement


Supplement No. 13 to the Company's Prospectus discloses information regarding a recently completed acquisition of property and updates certain information in the sections of the Prospectus headed "Real Property Investments" and "Plan of Distribution". Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

On May 29, 1997, the Company completed the acquisition of a 71,400 square foot Neighborhood Retail Center known as Dominick's Finer Foods located at 1293 East Higgins Road in Schaumburg, Illinois for approximately $10.691 million. The center was purchased from an unaffiliated third party. On June 2, 1997, the Company completed the acquisition of a 39,936 square foot Neighborhood Retail Center known as Calumet Square Shopping Center located at 777 River Oaks Drive in Calumet City, Illinois for approximately $2.108 million. The center was purchased from an unaffiliated third party. On June 16, 1996, the Company completed the acquisition of a 35,447 square foot Neighborhood Retail Center known as Sequoia Plaza located at 6807 W. Brown Deer Road, Milwaukee, Wisconsin for approximately $3.010 million from an unaffiliated third party. On June 16, 1997, the Company completed the acquisition of a 71,442 square foot Neighborhood Retail Center known as Dominick's Finer Foods located at Rt. 41, Highland Park Illinois for approximately $12.800 million from an unaffiliated third party. On June 19, 1997, the Company completed the acquisition of a 58,557 square foot Neighborhood Retail Center known as River Square located at Washington Street and Chicago Avenue in Naperville, Illinois for approximately $6,050,000 million from an unaffiliated third party.

The Company commenced the best efforts offering on July 24, 1996, and as of July 3, 1997, the Company had accepted subscriptions for 9,393,487.55 shares ($85,011,062 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee). Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer-manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of July 3, 1997, Inland Securities Corporation was entitled to receive commissions, the
Marketing Contribution and the Due Diligence Expense Allowance Fee totaling $8,923,813. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services.









                               SUPPLEMENT NO. 13
                              DATED JUNE   , 1997
                     TO THE PROSPECTUS DATED JULY 24, 1996
                       OF INLAND REAL ESTATE CORPORATION

This Supplement No. 13 is provided for the purpose of supplementing the Prospectus dated July 24, 1996 of Inland Real Estate Corporation (the "Company") as previously supplemented by Supplement No. 12 dated May 22, 1997 and Supplement No. 11 dated April 30, 1997 (which Supplement No. 11 superseded Supplements No. 1-10) and must be read in conjunction therewith. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus, as supplemented.

                           Real Property Investments

Dominick's Finer Foods, Schaumburg, Illinois

On May 29, 1997, the Company acquired a Neighborhood Retail Center located at 1293 East Higgins Road in Schaumburg, Illinois known as Dominick's Finer Foods ("Schaumburg Dominick's") from Rybychi, L.P., an unaffiliated third party, for approximately $10,691,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $147.92 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Schaumburg Dominick's was built in 1996 and consists of a one-story, single-tenant retail facility aggregating 71,400 rentable square feet. As of May 29, 1997, Schaumburg Dominick's was 100% leased. In evaluating Schaumburg Dominick's as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Schaumburg Dominick's is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Schaumburg Dominick's over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Schaumburg Dominick's expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft

               1996                       100%                      $15.53

The sole tenant leasing more than 10% of the total square footage is Dominick's Finer Foods, a retail grocery chain, which leases 71,400 square feet, or 100% of the rentable square feet. The lease with Dominick's requires Dominick's to pay base rent equal to $18.56 per square foot per annum payable monthly until April 30, 2003, $19.55 per square foot per annum payable monthly until April 30, 2006, $20.54 per square foot per annum payable monthly until April 30, 2011, $21.54 per square foot per annum payable monthly until April 30, 2016 and $22.53 per square foot per annum payable monthly until April 30, 2021. The lease with Dominick's contains five options to renew, each for five years, which require Dominick's to pay base rent equal to $23.51 per square foot per annum payable monthly until April 30, 2026, $24.51 per square foot per annum payable monthly until April 30, 2031, $25.51 per square foot per annum payable monthly until April 30, 2036, $26.50 per square foot per annum payable monthly until April 30, 2041 and $27.49 per square foot per annum payable monthly until April 30, 2046.

For federal income tax purposes, the Company's depreciable basis in Schaumburg Dominick's will be approximately $8,600,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

The Company will pay a Property Management Fee equal to 2.5% of the gross revenues of the property to an Affiliate of the Advisor.

Information regarding real estate taxes payable  in 1997 for the tax year ended
1996 is not currently available.   Real  estate  taxes are paid directly by the
tenant.

On May 29, 1997, a total of 71,400 square feet was leased to one tenant at Schaumburg Dominick's. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot

Dominick's
  Finer Foods       71,400     5/2021     5/5 yr.    $1,108,842       $15.53

                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases
   1997-
   2002           -            -             -       $1,108,842        -              -               -

   2003           -            -             -        1,150,492        -              -               -

   2004-
   2005           -            -             -        1,180,242        -              -               -

   2006           -            -             -        1,221,892        -              -               -


(1) No assumptions were made regarding the releasing  of  expired  leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Schaumburg Dominick's property, as of May 1, 1997, of $10,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Calumet Square, Calumet City, Illinois

On June 2, 1997, the Company acquired a Neighborhood Retail Center located at 777 River Oaks Drive in Calumet City, Illinois known as Calumet Square from Lake River Oaks Limited Partnership, an unaffiliated third party, for approximately $2,108,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $52.78 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Calumet Square was built in 1967, with upgrades in 1987 and 1994, and consists of a one-story, two-tenant retail facility and an outlot building aggregating 39,936 rentable square feet. As of June 2, 1997, Calumet Square was 100%
leased. In evaluating Calumet Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 94% of the rentable square feet at

Calumet Square is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Calumet Square over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Calumet Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                           Occupancy Rate
                                as of
Year Ending                 December 31,        Effective Annual Rental
December 31,                of Each Year            Per Square Foot

  1996                          100%                     $5.73

  1995                          100%                      5.53

  1994                           53%                      2.63

  1993                           6%                       1.25

  1992                           6%                       1.08


Tenants leasing more than 10% of the total square footage include Super Trak, an auto parts store, which leases 18,828 square feet, or approximately 47% of the rentable square feet and Aronson Furniture, a retail furniture store, which leases 18,828 square feet or approximately 47%. The lease with Super Trak requires Super Trak to pay base rent equal to $7.00 per square foot per annum payable monthly until July 31, 1999. The lease with Super Trak contains one five year option to renew which requires Super Trak to pay base rent equal to $7.50 per square foot per annum payable monthly until July 31, 2004. The lease with Aronson Furniture requires Aronson Furniture to pay base rent equal to $7.00 per square foot per annum payable until January 31, 2000. The lease with Aronson Furniture contains one five year option to renew which requires Aronson Furniture to pay base rent equal to $7.35 per square foot per annum payable until January 31, 2005.

For federal income tax purposes, the Company's depreciable basis in Calumet Square will be approximately $1,700,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $144,309.

On June 2, 1997, a total of 39,936 square feet was leased to three tenants at Calumet Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft

Super Trak          18,828     7/1999       1/5       $131,796           $7.00

Aronson Furniture   18,828     1/2000       1/5        131,796            7.00

Popeye's             2,280     4/2008       4/5         50,000           21.93



                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases
  1997           -             -             -        $313,592         -              -               -

  1998           -             -             -         315,264         -              -               -

  1999           1          18,828        131,796      316,100       $7.00         47.15%          41.69%

  2000           1          18,828        131,796      184,304        7.00          47.15           71.51

  2001           -             -             -         52,508          -              -               -

  2002           -             -             -         52,508          -              -               -

  2003           -             -             -         57,372          -              -               -

  2004           -             -             -         59,804          -              -               -

  2005           -             -             -         59,804          -              -               -

  2006           -             -             -         59,804          -              -               -


(1) No assumptions were made regarding the releasing  of  expired  leases.  It is the opinion of the Company's management that the space will be released at market rates.

The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Calumet Square property, as of April 21, 1997, of $2,150,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Sequoia Plaza, Milwaukee, Wisconsin

On June 16, 1997, the Company acquired a Neighborhood Retail Center located at 6807 W. Brown Deer Road, Milwaukee, Wisconsin known as Sequoia Plaza from The Sequoia Company, a Wisconsin general partnership, an unaffiliated third party, for approximately $3,010,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $84.92 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Sequoia Plaza was built in 1988 and consists of a one-story, multi-tenant retail facility aggregating 35,447 rentable square feet. As of June 16, 1997, Sequoia Plaza was 96% leased. In evaluating Sequoia Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company's management believes that the center is located within a vibrant economic area and that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Sequoia Plaza over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Sequoia Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                           Occupancy Rate
                                as of
Year Ending                 December 31,        Effective Annual Rental
December 31,                of Each Year            Per Square Foot

  1996                           93%                    $12.40

  1995                           72%                     12.99

  1994                           96%                     12.29

  1993                           96%                     11.76

  1992                          100%                     11.81

Tenants leasing more than 10% of the total square footage include the U.S. Post Office, which leases 5,580 square feet, or approximately 15.7% of the rentable square feet, Play It Again Sports, a sporting goods store, which leases 3, 984 square feet, or approximately 11.2% of the rentable square feet and Kinko's, a printer, which leases 4,960 square feet, or approximately 14% of the rentable square feet. The lease with the U.S. Post Office requires the U.S. Post Office to pay base rent equal to $12.49 per square foot per annum payable monthly until February 28, 2001. The lease with the U.S. Post Office contains one ten year option to renew which requires the U.S. Post Office to pay base rent equal to $12.49 per square foot per annum payable monthly until February 28, 2011. The lease with Play It Again Sports requires Play It Again Sports to pay base rent equal to $8.00 per square foot per annum payable until October 31, 1998, $8.65 per square foot per annum payable until October 31, 1999, $8.98 per square foot per annum payable until October 31, 2000 and $9.35 per square foot per annum payable until October 31, 2001. The lease with Play It Again Sports contains one five year option to renew which requires Play It Again Sports to pay base rent equal to $9.63 per square foot per annum payable until October 31, 2002, $9.92 per square foot per annum payable until October 31, 2003, $10.22 per square foot per annum payable until October 31, 2004, $10.52 per square foot per annum payable until October 31, 2005 and $10.84 per square foot per annum payable until October 31, 2006. The lease with Kinko's requires Kinko's to pay base rent equal to $13.50 per square foot per annum payable until August 31, 1997 and $14.00 per square foot per annum payable until August 31, 1998. The lease contains one four year option to renew which requires Kinko's to pay base rent equal to $15.00 per square foot per annum payable until August 31, 2001 and $15.50 per square foot per annum payable until August 31, 2002.

For federal income tax purposes, the Company's depreciable basis in Sequoia Plaza will be approximately $2,300,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $82,945.

On June 16, 1997, a total of 34,167 square feet was leased to thirteen tenants at Sequoia Plaza. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft

Wong's Palace        3,100     11/2000       -         $41,850          $13.50

Play It Again Sports 3,984     10/2001    1/5 yr.       31,872            8.00

Music Go Round       3,362     10/2001    1/5 yr.       26,896            8.00

Big Apple Bagels     2,573     02/2006       -          30,876           12.00

                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft

Mayfair Rent-A-Car   1,333     09/1997       -         15,996            12.00

Travel for You       1,240     10/1999       -         18,054            14.56

Sign of Times        1,360     06/2001    1/5 yr.      16,320            12.00

U.S. Post Office     5,580     02/2001   1/10 yr.      69,694            12.49

Kinko's              4,960     08/1998    1/4 yr.      66,960            13.50

Pizza Hut            1,860     12/1998    4/2 yr.      29,741            15.99

Norwest              1,775     11/2000       -         22,152            12.48

One Hour Martinizing 1,800     04/2002       -         22,950            12.75

Nail Salon           1,240     02/2002       -         14,880            12.00



                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases

  1997           1           1,333       $ 15,996     $409,740      $12.00           3.76%           3.90%

  1998           2           6,820        100,074      402,210       14.67          19.24           24.88

  1999           1           1,240         18,774      311,345       15.14           3.50            6.03

  2000           2           4,875         71,421      301,289       14.65          13.75           23.71

  2001           4          14,286        157,473      233,757       11.02          40.30           67.37

  2002           2           3,040         40,360       77,795       13.27           8.58           51.88

  2003           -             -             -          34,736         -              -               -

  2004           -             -             -          36,022         -              -               -

  2005           -             -             -          36,022         -              -               -

  2006           2           2,573         36,022       36,022       14.00           7.26          100.00


(1) No assumptions were made regarding the releasing  of  expired  leases.  It is the opinion of the Company's management that the space will be released at market rates.

The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Sequoia Plaza property, as of April 16, 1997, of $3,030,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Dominick's Finer Foods, Highland Park, Illinois

On June 16, 1997, the Company acquired a Neighborhood Retail Center located at Rt. 41, Highland Park, Illinois known as Dominick's Finer Foods ("Highland Park Dominick's") from Rybychi, L.P., an unaffiliated third party, for approximately $12,800,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $179.17 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Highland Park Dominick's was built in 1996 and consists of a one-story, single-tenant retail facility aggregating 71,442 rentable square feet. As of June 16, 1997, Highland Park Dominick's was 100% leased. In evaluating Highland Park Dominick's as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Highland Park Dominick's is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Highland Park Dominick's over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Highland Park Dominick's expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft

               1996                       100%                      $18.56

The sole tenant leasing more than 10% of the total square footage is Dominick's Finer Foods, a retail grocery chain, which leases 71,442 square feet, or 100% of the rentable square feet. The lease with Dominick's Finer Foods requires Dominick's Finer Foods to pay base rent equal to $18.56 per square foot per annum payable monthly until April 30, 2003, $19.55 per square foot per annum payable monthly until April 30, 2006, $20.54 per square foot per annum payable monthly until April 30, 2011, $21.54 per square foot per annum payable monthly until April 30, 2016 and $22.53 per square foot per annum payable monthly until April 30, 2021. The lease with Dominick's Finer Foods contains five options to renew, each for five years, which would require Dominick's Finer Foods to pay base rent equal to $23.51 per square foot per annum payable monthly until April 30, 2026, $24.51 per square foot per annum payable monthly until April 30, 2031, $25.50 per square foot per annum payable monthly until April 30, 2036, $26.50 per square foot per annum payable monthly until April 30, 2041 and $27.49 per square foot per annum payable monthly until April 30, 2046.

For federal income tax purposes, the Company's depreciable basis in Highland Park Dominick's will be approximately $10,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

The Company will pay a Property Management Fee equal to 2.5% of the gross revenues of the property to an Affiliate of the Advisor.

Information regarding real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) was $133,197. Real estate taxes are paid directly by the tenant.

On June 16, 1997, a total of 71,442 square feet was leased to one tenant at Highland Park Dominick's. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot

Dominick's
  Finer Foods       71,442     4/2021     5/5 yr.    $1,325,964       $18.56

                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases
   1997-
   2002           -            -             -       $1,325,964        -              -               -

   2003           -            -             -        1,367,221        -              -               -

   2004-
   2005           -            -             -        1,396,691        -              -               -

   2006           -            -             -        1,437,949        -              -               -


(1) No assumptions were made regarding the releasing  of  expired  leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Highland Park Dominick's property, as of April 1, 1997, of $12,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


River Square, Naperville, Illinois

On June 19, 1997, the Company acquired a Neighborhood Retail Center located at Washington Street and Chicago Avenue, Naperville, Illinois known as River Square from General American Life Company, an unaffiliated third party, for approximately $6,050,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $103.30 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

River Square was built in 1988 and consists of a two-story, multi-tenant retail facility aggregating 58,557 rentable square feet. As of June 20, 1997, River Square was 100% leased. In evaluating River Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company's management believes that the center is located within a vibrant economic area and that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company anticipates making approximately $150,000 of roof and structure repairs to River Square over the next few years.

The table below sets forth certain information with respect to the occupancy rate at River Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                           Occupancy Rate              Effective
Year Ending                     as of                Annual Rental
December 31,                December 31,            Per Square Foot

  1996                           95%                    $ 10.57

  1995                           77%                      12.42

  1994                           70%                      10.29

Tenants leasing more than 10% of the total square footage include Harbour Contractors, Inc., a construction business, which leases 11,730 square feet, or approximately 20% of the rentable square feet and Salon Suites, a hair, nail and facial salon, which leases 7,720 square feet, or approximately 13% of the rentable square feet. The lease with Harbour Contractors, Inc. requires Harbour Contractors, Inc. to pay base rent equal to $14.26 per square foot per annum payable monthly until June 30, 1998, $14.62 per square foot per annum payable monthly until June 30, 1999 and $14.99 per square foot per annum payable monthly until June 30, 2000. The lease with Harbour Contractors, Inc. contains no option to renew. The lease with Salon Suites requires Salon Suites to pay base rent equal to $11.00 per square foot per annum payable monthly until December 31, 1999, $12.00 per square foot per annum payable monthly until December 31, 2002 and $13.50 per square foot per annum payable monthly until December 31, 2005. The lease with Salon Suites contains no option to renew.

For federal income tax purposes, the Company's depreciable basis in River Square will be approximately $4,800,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $156,210.

On June 20, 1997, a total of 58,557 square feet was leased to twenty-two tenants at River Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft

West Egg Cafe        4,501     12/2006    2/5 yr.      $72,016          $16.00

Off the River Cafe     800     10/1998    1/3 yr.       14,144           17.68

Great West Flooring  3,537     10/2001    1/5 yr.       45,981           13.00

Deanne's Paper Inc.  1,988     06/2001    1/5 yr.       27,832           14.00

Three Wishes Gifts   2,188     11/1999    1/3 yr.       30,632           14.00

Al's Seafood         1,679     12/1999    1/5 yr.       21,357           12.72

Country Wide Home
  Loans              1,181     10/1999    1/5 yr.       19,191           16.25

DuPage Me Wireless
  Network            1,020     11/1999       -          17,340           17.00

Tri Optics           1,515     02/2005       -          22,725           15.00

Serba's Dance        3,600     11/1999    1/3 yr.       28,800            8.00

Toy Cycles           3,200     06/2002    1/5 yr.       38,400           12.00

Salon Suites, Ltd.   7,720     12/2005       -          84,920           11.00

Duck Duck Goose      2,687     07/1997       -          18,298            6.81

Shoe Shoppe          2,737     02/1998    1/3 yr.       41,438           15.14

Diamond Mart           900     04/1999       -          18,810           19.00

Rocky Mountain
  Chocolate            800     10/1998    1/5 yr.       16,000           20.00

Mail Boxes, Etc.     1,020     11/1999    1/5 yr.       13,770           13.50

Cleaners             1,020     05/2000       -          16,830           16.50

Lee Nails            1,120     10/1999    1/3 yr.       16,800           15.00

                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft

Bancock Village      1,120     12/1999    1/3 yr.       18,480           16.50

Harbour Contractors 11,730     06/2000       -         167,270           14.26

Hipsters Inc.        2,404     02/1999       -          32,454           13.50



                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases

  1997           1           2,687       $ 18,298     $775,670      $ 6.81           4.59%           2.36%

  1998           3           4,337         72,150      774,514       16.64           7.41            9.31

  1999          10          16,322        231,534      718,920       14.19          27.87           32.21

  2000           2          12,750        194,703      509,373       15.27          21.77           38.22

  2001           2           5,525         83,618      319,724       15.13           9.43           26.15

  2002           1           3,200         43,232      238,144       13.51           5.46           18.15

  2003           -             -             -         207,250         -              -               -

  2004           -             -             -         212,508         -              -               -

  2005           2           9,235        132,248      213,266       14.32          15.77           62.01

  2006           1           4,501         81,018       81,018       18.00           7.69          100.00


(1) No assumptions were made regarding the releasing  of  expired  leases.  It is the opinion of the Company's management that the space will be released at market rates.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the River Square property, as of April 16, 1997, of $3,030,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

                             PLAN OF DISTRIBUTION

The Company commenced the best efforts Offering on July 24, 1996, and as of July 3, 1997 the Company had accepted subscriptions for 9,393,487.55 shares ($85,011,062 net of Selling Commissions, the Marketing Contributions and the Due Diligence Expense Allowance Fee).

Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of July 3, 1997, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totaling $8,923,813 in connection with the Offering. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of approximately $179,000 for the three months ended March 31, 1997 and $229,307 for the year ended December 31, 1996. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. As of March 31, 1997, the Company had incurred Advisor Asset Management Fees of $233,337.

                         INDEX TO FINANCIAL STATEMENTS
                                                                           Page

Balance Sheets (unaudited), March 31, 1997 and December 31,1996........... F-1

Statements of Operations (unaudited) for the three months ended
  March 31, 1997 and 1996................................................. F-3

Statements of Stockholders' Equity (unaudited),
  March 31, 1997 and December 31, 1996.................................... F-4

Statements of Cash Flows (unaudited) for the three months ended
  March 31, 1997 and December 31, 1996.................................... F-5

Notes to Financial Statements............................................. F-7

Pro Forma Balance Sheet at March 31, 1997  (unaudited).................... F-16

Notes to Pro Forma Balance Sheet at March 31, 1997  (unaudited)........... F-18

Pro Forma Statement of Operations for the three months ended
  March 31, 1997  (unaudited)............................................. F-21

Notes to Pro Forma Statement of Operations for the three months ended March 31, 1997  (unaudited)....................................... F-23

Pro Forma Statement of Operations (unaudited) for the year ended
  December 31, 1996....................................................... F-26

Notes to Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1996................................................. F-28

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                     March 31, 1997 and December 31, 1996
                                  (unaudited)


                                    Assets
                                    ------

                                                       1997          1996
Investment properties (Notes 1, 4 and 5):              ----          ----
  Land............................................ $ 31,859,748   24,705,743
  Building and improvements.......................   91,746,576   69,927,238
                                                   ------------- ------------
                                                    123,606,324   94,632,981
  Less accumulated depreciation...................    1,850,958    1,109,038
                                                   ------------- ------------
  Net investment properties.......................  121,755,366   93,523,943
                                                   ------------- ------------
Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   22,647,158    8,491,735
Restricted cash (Note 1)..........................    1,117,333      122,043
Accounts and rents receivable (Notes 1 and 5).....    2,666,872    1,914,756
Deposits and other assets (Note 7)................    2,808,079       95,828
Deferred organization costs (net of accumulated
  amortization of $6,865 and $5,492 at March 31,
  1997 and December 31, 1996, respectively)
  (Note 1)........................................       20,597       21,970
Loan fees (net of accumulated amortization
  of $48,866 and $11,875 at March 31, 1997 and
  December 31, 1996, respectively) (Note 1).......      495,004      338,411
                                                   ------------- ------------

    Total assets.................................. $151,510,409  104,508,686
                                                   ============= ============









                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                     March 31, 1997 and December 31, 1996
                                  (unaudited)



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                       1997          1996
Liabilities:                                           ----          ----
  Accounts payable................................ $    445,536      289,912
  Accrued offering costs to Affiliates............      838,302      298,341
  Accrued offering costs to non-affiliates........       29,926        4,236
  Accrued interest payable to Affiliates..........        4,699        4,718
  Accrued interest payable to non-affiliates......         -          52,402
  Accrued real estate taxes.......................    3,134,066    2,770,889
  Distributions payable (Note 8)..................      749,856      548,947
  Security deposits...............................      320,966      247,769
  Mortgage payable (Note 6).......................   53,182,067   30,838,233
  Unearned income.................................      375,570       64,590
  Other liabilities...............................         -          32,820
  Due to Affiliates (Note 2)......................      247,191      255,591
                                                   ------------- ------------
    Total liabilities.............................   59,328,179   35,408,448
                                                   ------------- ------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 10,885,216 and 10,878,866, issued
    and outstanding at March 31, 1997 and 8,144,116
    and 8,137,766 issued and outstanding at
    December 31, 1996, respectively...............      108,280       81,000
  Additional paid-in capital (net of offering
    costs of $13,568,479 and $10,500,108 at March
    31, 1997 and December 31, 1996, respectively,
    of which $10,926,010 and $8,096,213 was paid
    to Affiliates, respectively)..................   94,623,475   70,512,073
  Accumulated distributions in excess
    of net income.................................   (2,549,525)  (1,492,835)
                                                   ------------- ------------
    Total stockholders' equity....................   92,182,230   69,100,238
                                                   ------------- ------------
Total liabilities and stockholders' equity........ $151,510,409  104,508,686
                                                   ============= ============



                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

              For the three months ended March 31, 1997 and 1996
                                  (unaudited)

                                                       1997          1996
                                                       ----          ----
Income:
  Rental income (Notes 1 and 5)................... $ 3,603,584       475,038
  Additional rental income........................   1,061,507       242,290
  Interest income.................................     156,436        43,751
  Other income....................................      36,244          -
                                                   ------------  ------------
                                                     4,857,771       761,079
                                                   ------------  ------------
Expenses:
  Professional services to Affiliates.............       9,500         2,000
  Professional services to non-affiliates.........      30,410        26,068
  General and administrative expenses
    to Affiliates.................................      16,936         7,903
  General and administrative expenses
    to non-affiliates.............................      28,312         2,197
  Advisor asset management fee....................     233,337        48,540
  Property operating expenses to Affiliates.......     172,537        29,136
  Property operating expenses to non-affiliates...   1,686,924       281,477
  Mortgage interest to Affiliates.................      44,454        15,043
  Mortgage interest to non-affiliates.............     961,287          -
  Depreciation....................................     741,920       103,091
  Amortization....................................      38,364         1,373
  Acquisition costs expensed......................       9,090         8,985
                                                   ------------  ------------
                                                     3,973,071       525,813
                                                   ------------  ------------
    Net income.................................... $   884,700       235,266
                                                   ============  ============

Net income per weighted average common stock shares
  outstanding (9,384,792 and 2,000,073 for the
  three months ended March 31, 1997 and 1996,
  respectively.................................... $       .09           .12
                                                   ============  ============









                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                     March 31, 1997 and December 31, 1996
                                  (unaudited)


                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income   Total
                             ----------- ----------- ----------- ------------

Balance January 1, 1996..... $   19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -      2,452,221    2,452,221

Distributions declared
  ($.82 for the year ended
  December 31, 1996 per
  weighted average common
  stock shares outstanding).       -           -     (3,704,943)  (3,704,943)

Proceeds from Offering (net
  of Offering costs of
  $7,378,933................     61,038  53,707,177        -      53,768,215

Repurchases of Shares.......        (34)    (30,287)       -         (30,321)
                             ----------- ----------- ----------- ------------
Balance December 31, 1996...     81,000  70,512,073  (1,492,835)  69,100,238

Net income..................       -           -        884,700      884,700

Distributions declared
  ($.21 for the three months
  ended March 31, 1997 per
  weighted average common
  stock shares outstanding).       -           -     (1,941,390)  (1,941,390)

Proceeds from Offering (net
  of Offering costs of
  $3,068,371)...............     27,280  24,111,402        -      24,138,682
                             ----------- ----------- ----------- ------------

Balance March 31, 1997...... $  108,280  94,623,475  (2,549,525)  92,182,230
                             =========== =========== =========== ============





                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows

              For the three months ended March 31, 1997 and 1996
                                  (unaudited)

                                                       1997          1996
Cash flows from operating activities:                  ----          ----
  Net income....................................   $   884,700       235,266
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation................................       741,920       103,091
    Amortization................................        38,364         1,373
    Rental income under master lease agreements.        71,599       109,333
    Changes in assets and liabilities:
      Accounts and rents receivable...............    (752,116)     (158,258)
      Other assets................................    (218,111)      135,814
      Accrued interest payable....................     (52,421)         (471)
      Accrued real estate taxes...................     363,177        89,571
      Accounts payable............................     155,624        36,669
      Unearned income.............................     310,980       (26,578)
      Other current liabilities...................     (32,820)         -
      Due to Affiliates...........................      (8,400)       53,646
      Security deposits...........................      73,197        16,650
                                                   ------------  ------------
Net cash provided by operating activities.........   1,575,693       596,106
                                                   ------------  ------------
Cash flows from investing activities:
  Restricted cash.................................    (995,290)         -
  Additions to investment properties..............     (52,042)     (153,450)
  Purchase of investment properties............... (11,429,015)   (5,657,980)
  Deposits on investment properties...............  (2,494,140)         -
                                                   ------------  ------------
Net cash used in investing activities............. (14,970,487)   (5,811,430)
                                                   ------------  ------------
Cash flows from financing activities:
  Repayment of note to Affiliate..................        -         (360,000)
  Proceeds from offering..........................  27,207,053     9,084,592
  Payments of offering costs......................  (2,502,720)     (885,260)
  Loan proceeds...................................  12,840,000          -
  Loan fees.......................................    (193,584)         -
  Distributions paid..............................  (1,740,481)     (422,750)
  Principal payments of debt......................  (8,060,051)       (2,716)
                                                   ------------  ------------
Net cash provided by financing activities.........  27,550,217     7,413,866
                                                   ------------  ------------
Net increase in cash and cash equivalents.........  14,155,423     2,198,542

Cash and cash equivalents at beginning of period..   8,491,735       738,931
                                                   ------------  ------------
Cash and cash equivalents at end of period........ $22,647,158     2,937,473
                                                   ============  ============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

              For the three months ended March 31, 1997 and 1996
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:


                                                       1997           1996
                                                       ----           ----
Purchase of investment properties................ $(28,992,900)    (5,657,980)
  Assumption of mortgage debt....................    9,563,885           -
  Note payable to Affiliate......................    8,000,000           -
                                                  -------------  -------------
                                                  $(11,429,015)    (5,657,980)
                                                  =============  =============

Distributions payable............................ $    749,856        183,457
                                                  =============  =============

Cash paid for interest........................... $  1,058,162         15,513
                                                  =============  =============




























                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                                March 31, 1997
                                  (unaudited)


Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1996, which are included in the Company's 1996 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report.

(1)    Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Offering") of 5,000,000 shares of common stock ("Shares") at a price of $10 per Share and 1,000,000 Shares at a price of $9.05 per Share to be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares, on a best efforts basis, (the "Second Offering") plus an additional 1,000,000 Shares for distribution through the DRP. As of March 31, 1997, the Company had received subscriptions for a total of 5,878,866 Shares from the Second Offering, resulting in $108,357,364 in gross offering proceeds, including Shares purchased through the Distribution Reinvestment Program. As of March 31, 1997, the Company has repurchased 6,350 Shares through the Share Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value.

Restricted cash at March 31, 1997 includes $995,290 held in escrow for the principal payments on the Aurora Commons mortgage payable. Restricted cash at March 31, 1997 and December 31, 1996 also includes amounts held in escrow for tenant improvements, concessions and leasing commissions at Antioch Plaza. Such amounts will be added to the basis of the property as tenant improvements are completed.

The Partnership adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") as required in the first quarter of 1996. SFAS 121 requires that the Partnership record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from their operations and sale. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. The adoption of SFAS 121 did not have any effect on the Partnership's financial position, results of operations or liquidity.

Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


(2)    Transactions with Affiliates

As of March 31, 1997, the Company had incurred $13,568,479 of organization and offering costs. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of the completion of the initial Offering, organizational and offering did not exceed the 5.5% or 15% limitations. As of March 31, 1997, organizational and offering costs of the Second Offering did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering. Such costs to Affiliates incurred relating to the offering were $964,824 and $692,248 as of March 31, 1997 and December 31, 1996, respectively, of which $260,555 and $120,269 were unpaid as of March 31, 1997 and December 31, 1996, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of the offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the offering. Such amounts incurred were $9,961,186 and $7,403,965 as of March 31, 1997 and December 31, 1996, respectively, of which $577,747 and $270,365 was unpaid as of March 31, 1997 and December 31, 1996, respectively. As of March 31, 1997, approximately $8,436,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed of which $13,854 remained unpaid at March 31, 1997.

As of March 31, 1997, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the three months ended March 31, 1997, the Company has incurred $233,337 of such fees, all of which remains unpaid at March 31, 1997.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $172,537 and $29,136 for the three months ended March 31, 1997 and 1996, respectively, all of which has been paid.


(3)    Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. As of March 31, 1997, options for 1,000 Shares have been exercised $9.05.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of December 31, 1996, none of these warrants were exercised.

                                                 INLAND REAL ESTATE CORPORATION
                                                    (a Maryland corporation)

                                                  Notes to Financial Statements
                                                           (continued)

(4) Investment Properties
                                                                               Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                     --------------------------     Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000    1,626,033         -          838,000     1,626,033     2,464,033

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352         -        1,878,618     2,938,352     4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      834,659      (12,692)      315,000      821,967      1,136,967

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,427,961       11,244       990,000     3,439,205     4,429,205

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,349,918      (72,214)    1,908,000     2,277,704     4,185,704

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,360,445     (161,464)      268,000     1,198,981     1,466,981

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000    3,965,560      (30,620)    1,695,000     3,934,940     5,629,940

  Regency Point
    Lockport, IL............  04/96    1,000,000    4,720,800      (24,225)    1,000,000     4,696,575     5,696,575

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300    1,683,755      (11,989)      494,300     1,671,766     2,166,066

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000    2,714,173      (46,150)      768,000     2,668,023     3,436,023
                                     ------------ ------------  -----------  ------------  ------------  ------------
    Subtotal                         $10,233,248   26,752,379     (348,110)   10,233,248    26,404,269    36,637,517

                                            INLAND REAL ESTATE CORPORATION
                                               (a Maryland corporation)

                                             Notes to Financial Statements
                                                      (continued)
(4) Investment Properties (continued)
                                                                               Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                     --------------------------     Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
  Subtotal                           $10,233,248   26,752,379     (348,110)   10,233,248    26,404,269    36,637,517
  Salem Square
    Countryside, IL.........  08/96    1,735,000    4,449,217      (12,075)    1,735,000     4,437,142     6,172,142

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500    5,887,640         -        2,619,500     5,887,640     8,507,140

  Six Corners
    Chicago, IL.............  10/96    1,440,000    4,538,152         -        1,440,000     4,538,152     5,978,152

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000    7,415,396       (3,500)    1,794,000     7,411,896     9,205,896

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577    1,483,183          750       325,577     1,483,933     1,809,510

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578    1,205,672        5,537       319,578     1,211,209     1,530,787

  Lansing Square
    Lansing, IL.............  12/96    4,075,000   12,179,383        3,158     4,075,000    12,182,541    16,257,541

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000    2,497,950          187       672,000     2,498,137     3,170,137

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840    2,622,575      (53,343)      969,840     2,569,232     3,539,072

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000    1,278,431        5,099       522,000     1,283,530     1,805,530

  Maple Park Place
    Bolingbrook, IL.........  01/97    3,115,005   12,220,332         -        3,115,005    12,220,332    15,335,337

  Aurora Commons
    Aurora, IL..............  01/97    3,220,000    8,318,661         -        3,220,000     8,318,661    11,538,661

  Lincoln Park Place
    Chicago, IL.............  01/97      819,000    1,299,902         -          819,000     1,299,902     2,118,902
                                     ------------ ------------  -----------  ------------  ------------  ------------
    Total                            $31,859,748   92,148,873     (402,297)   31,859,748    91,746,576   123,606,324
                                     ============ ============  ===========  ============  ============  ============

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $642,293 and $570,694 as of March 31, 1997 and December 31, 1996, respectively. (Note 5)


(5) Operating Leases


As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $99,411 and $7,295 for the three months ended March 31, 1997 and 1996, of rental income for the period of occupancy for which stepped rent increases apply and $230,732 and $131,638 in related accounts receivable as of March 31, 1997 and December 31, 1996, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)

(6) Mortgages and Note Payable

Mortgages payable consist of the following at March 31, 1997 and December 31, 1996:
                        Current              Current          Balance at
Property as             Interest   Maturity  Monthly    March 31,  December 31,
Collateral                Rate       Date   Payment(a)     1997        1996
-----------            ---------- --------- ---------- ----------- ------------
Mortgage payable to Affiliate:
  Walgreens               7.655%   05/2004  $  5,689   $   736,611     739,543
Mortgages payable to non-affiliates:
  Regency Point           7.2375%  08/2000     (b)       4,412,963   4,428,690
  Eagle Crest             7.850%   10/2003    15,373     2,350,000   2,350,000
  Nantucket Square        7.850%   10/2003    14,392     2,200,000   2,200,000
  Antioch Plaza           7.850%   10/2003     5,724       875,000     875,000
  Mundelein Plaza         7.850%   10/2003    18,382     2,810,000   2,810,000
  Montgomery-Goodyear     7.850%   10/2003     4,121       630,000     630,000
  Montgomery-Sears        7.850%   08/2003    10,761     1,645,000   1,645,000
  Hartford/Naperville     7.850%   08/2003    15,111     2,310,000   2,310,000
  Zany Brainy             7.590%   01/2004     7,875     1,245,000   1,245,000
  Prospect Heights
    Plaza                 7.590%   01/2004     6,926     1,095,000   1,095,000
  Hawthorn Village
    Commons               7.590%   01/2004    27,071     4,280,000   4,280,000
  Six Corners Plaza       7.590%   01/2004    19,608     3,100,000   3,100,000
  Salem Square
    Shopping Center       7.590%   01/2004    19,797     3,130,000   3,130,000
  Lansing Square          7.800%   01/2004    52,975     8,150,000        -
  Spring Hill Fashion
    Mall                  7.800%   01/2004    30,485     4,690,000        -
  Aurora Commons (c)      9.000%   10/2001    85,423     9,522,493        -
                                                       ----------- ------------
Mortgages Payable....................................  $53,182,067  30,838,233
                                                       =========== ============

(a) All payments are interest only, with the exception of the loans secured by the Walgreens, Regency Point and Aurora Commons properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.

(c) The Company received a credit for interest expense on the debt at closing, which is included in restricted cash, along with an amount set aside by the Company for principal payments on the debt. Interest income earned on the restricted cash amounts, when netted with interest expense on the debt, results in an adjusted interest rate on the debt of approximately 8.2%.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


(7) Deposits on Investment Properties

On February 7, 1997, the Company made an initial deposit of $1,228,510 for the purchase of Forest Commons. The balance of the purchase price, approximately $10,607,000 will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

On February 7, 1997, the Company made an initial deposit of $1,265,630 for the purchase of Downers Grove Plaza. The balance of the purchase price, approximately $15,382,000 will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc. begins paying rent under a lease agreement.

The Company earns interest on these deposits at the rate of 9.3% per annum.


(8) Subsequent Events

As of May 13, 1997, subscriptions for a total of 12,462,632 Shares were received, bringing total gross offering proceeds to $124,445,135.

In April 1997, the Company paid a distribution of $749,856 to the Stockholders.

On April 11, 1997, the Company purchased the Niles Shopping Center from an unaffiliated third party for approximately $3,280,000. The property is located in Niles, Illinois and contains 26,117 square feet of leasable space.

On May 6, 1997, the Company purchased the Mallard Crossing Shopping Center from an unaffiliated third party for approximately $8,000,000. The property is located in Elk Grove Village, Illinois and contains 82,949 square feet of leasable space. Its anchor tenant is Eagle Foods.

On May 6, 1997, the Company purchased Cobblers Crossing Shopping Center from an unaffiliated third party for approximately $10,800,000. The property is located in Elgin, Illinois and contains 102,642 square feet of leasable space. Its anchor tenant is Jewel/Osco.

On May 9, 1997, the Company purchased Ameritech Outlot from an unaffiliated third party for approximately $1,050,000. The property is located in Joliet, Illinois. It consists of a 4,504 square foot building occupied solely by Ameritech.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                March 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to give effect to the acquisitions of the Niles Shopping Center, Cobblers Mall, Mallard Mall, Ameritech Outlot, Calumet Square, Sequoia Plaza, Highland Park Dominicks, Schaumburg Dominicks and River Square as though these transactions occurred March 31, 1997. This unaudited Pro Forma Balance Sheet should be read in conjunction with the March 31, 1997 Financial Statements and the notes thereto as included herein.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                    March 31, 1997
                                      (unaudited)


                                                             March 31,
                                 March 31,                     1997
                                   1997        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $121,755,366    58,041,900   179,797,266
Cash and cash equivalents.....   22,647,158          -       22,647,158
Restricted cash...............    1,117,333          -        1,117,333
Accounts and rents
  receivable..................    2,666,872     1,551,196     4,218,068
Other assets..................    3,323,680          -        3,323,680
                               ------------- ------------- -------------
Total assets.................. $151,510,409    59,593,096   211,103,505
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $  1,318,463          -        1,318,463
Accrued real estate taxes.....    3,134,066     1,650,996     4,785,062
Distributions payable (C).....      749,856          -          749,856
Security deposits.............      320,966        14,250       335,216
Mortgages payable.............   53,182,067          -       53,182,067
Unearned income...............      375,570          -          375,570
Due to Affiliates.............      247,191          -          247,191
                               ------------- ------------- -------------
Total liabilities.............   59,328,179     1,665,246    60,993,425
                               ------------- ------------- -------------
Common Stock (D)..............      108,280        67,358       175,638
Additional paid in capital
  (net of Offering costs) (D).   94,623,475    57,860,492   152,483,967
Accumulated distributions in
  excess of net income........   (2,549,525)         -       (2,549,525)
                               ------------- ------------- -------------
Total Stockholders' equity....   92,182,230    57,927,850   150,110,080
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $151,510,409    59,593,096   211,103,505
                               ============= ============= =============





                  See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1997
                                  (unaudited)

(A) The March 31, 1997 Historical column represents the historical balance sheet as presented in the unaudited March 31, 1997 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on March 31, 1997. The terms are described in the notes that follow.


                                 Pro Forma Adjustments
                         --------------------------------------
                            Niles
                          Shopping      Cobblers     Mallard
                           Center         Mall         Mall
                         ------------ ------------ ------------
Assets
------
Net investment in
  properties............ $ 3,280,000   10,953,000    8,099,900
Accounts and rents
  receivable............     154,001      493,734      397,602
                         ------------ ------------ ------------
Total assets............ $ 3,434,001   11,446,734    8,497,502
                         ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................. $   154,001      542,971      429,322
Security deposits.......      14,250         -            -
                         ------------ ------------ ------------
Total liabilities.......     168,251      542,971      429,322
                         ------------ ------------ ------------
Common Stock............       3,797       12,679        9,382
Additional paid in capital
  (net of Offering
  Costs)................   3,261,953   10,891,084    8,058,798
                         ------------ ------------ ------------
Total Stockholders'
  equity................   3,265,750   10,903,763    8,068,180
                         ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.. $ 3,434,001   11,446,734    8,497,502
                         ============ ============ ============

                                                       Inland Real Estate Corporation
                                                      Notes to Pro Forma Balance Sheet
                                                                 (continued)
                                                               March 31, 1997
                                                                 (unaudited)

(B) Continued


                                                     Pro Forma Adjustments
                        --------------------------------------------------------------------------
                                                                Highland                               Total
                         Ameritech     Calumet      Sequoia       Park      Schaumburg    River      Pro Forma
                           Outlot       Square       Plaza      Dominicks   Dominicks     Square    Adjustments
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Assets
------
Net investment in
  properties...........  1,050,000    2,108,000     3,010,000   12,800,000  10,691,000   6,050,000    58,041,900
Accounts and rents
  receivable...........      6,941      176,750       123,968         -           -        198,200     1,551,196
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total assets...........  1,056,941    2,284,750     3,133,968   12,800,000  10,691,000   6,248,200    59,593,096
                        ===========  ===========  ============ =========== =========== ============ =============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $    6,941      176,750       132,411         -           -        208,600     1,650,996
Security deposits......       -            -             -            -           -           -           14,250
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total liabilities......      6,941      176,750       132,411         -           -        208,600     1,665,246
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Common Stock...........      1,221        2,451         3,490       14,884      12,431       7,023        67,358
Additional paid in capital
  (net of Offering
  Costs)............... $1,048,779    2,105,549     2,998,067   12,785,116  10,678,569   6,032,577    57,860,492
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total Stockholders'
  equity...............  1,050,000    2,108,000     3,001,557   12,800,000  10,691,000   6,039,600    57,927,850
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total liabilities and
  Stockholders' equity.  1,056,941    2,284,750     3,133,968   12,800,000  10,691,000   6,248,200    59,593,096
                        ============ ============ ============ =========== =========== ============ =============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1997
                                  (unaudited)


    Acquisition of Properties:

    On April 11, 1997, the Company acquired Niles Shopping Center, Niles, Illinois from an unaffiliated third party for the purchase price of $3,280,000 on an all cash basis, funded from cash and cash equivalents.

    On May 6, 1997, the Company acquired Cobblers Mall, Elgin, Illinois from an unaffiliated third party for the purchase price of $10,953,000 on an all cash basis, funded from cash and cash equivalents.

    On May 6, 1997, the Company acquired Mallard Mall, Elk Grove Village, Illinois from an unaffiliated third party for the purchase price of $8,099,900 on an all cash basis, funded from cash and cash equivalents.

    On May 9, 1997, the Company acquired Ameritech Outlot, Joliet, Illinois from an unaffiliated third party for the purchase price of $1,050,000 on an all cash basis, funded from cash and cash equivalents.

    On May 30, 1997, the Company acquired Schaumburg Dominick's, Schaumburg, Illinois from an unaffiliated third party for the purchase price of $10,691,000 on an all cash basis, funded from cash and cash equivalents.

    On June 2, 1997, the Company acquired Calumet Square, Calumet, Illinois from an unaffiliated third party for the purchase price of $2,108,000 on an all cash basis, funded from cash and cash equivalents.

    On June 16, 1997, the Company acquired Sequoia Plaza, Milwaukee, Wisconsin from an unaffiliated third party for the purchase price of $3,010,000 on an all cash basis, funded from cash and cash equivalents.

    On June 16, 1997, the Company acquired Highland Park Dominick's, Highland Park, Illinois from an unaffiliated third party for the purchase price of $12,800,000 on an all cash basis, funded from cash and cash equivalents.

    On June 19, 1997, the Company acquired River Square, Naperville, Illinois from an unaffiliated third party for the purchase price of $6,050,000 on an all cash basis, funded from cash and cash equivalents.


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $67,358,000, net of additional Offering costs of $9,430,150 are reflected as received as of March 31, 1997, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Maple Park Place Shopping Center, Aurora Commons Shopping Center, Lincoln Park Place Shopping Center, Niles Shopping Center, Cobblers Mall, Mallard Mall, Ameritech Outlot, Calumet Square, Sequoia Plaza, Highland Park Dominicks, Schaumburg Dominicks and River Square as though they occurred on January 1, 1997. This unaudited Pro Forma Statement of Operations should be read in conjunction with the March 31, 1997 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1997
                                 (unaudited)


                                Pro Forma Adjustments
                               -----------------------

                      1997        1997
                   Historical  Acquisitions   1997
                      (A)          (B)      Pro Forma
                   ----------- ----------- -----------

Rental income..... $3,603,584   1,541,859    5,145,443
Additional rental
  income..........  1,061,507     543,025    1,604,532
Interest
  income(C).......    156,436        -         156,436
Other income......     36,244        -          36,244
                   ----------- ----------- ------------
  Total income....  4,857,771   2,084,884    6,942,655
                   ----------- ----------- ------------
Professional services
  and general and
  administrative
  fees............     85,158        -          85,158
Advisor asset
  management fee.(F)  233,337     145,105      378,442
Property operating
  expenses........  1,859,461     605,341    2,464,802
Interest expense..  1,005,741      26,718    1,032,459
Depreciation (D)..    741,920     389,312    1,131,232
Amortization......     38,364        -          38,364
Acquisition costs
  expensed........      9,090        -           9,090
                   ----------- ----------- ------------
Total expenses....  3,973,071   1,166,476    5,139,547
                   ----------- ----------- ------------
  Net income...... $  884,700     918,408    1,803,108
                   =========== =========== ============

Weighted average
  common stock shares
  outstanding (E).  9,384,792               16,120,592
                   ===========             ============

Net income per weighted
  average common stock
  outstanding (E). $      .09                      .11
                   ===========             ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1997
                                  (unaudited)


(A) The  1997  Historical  column   represents   the  historical  statement  of
    operations of the Company for the three months ended March 31, 1997 (unaudited), as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the three months ended March 31, 1997 are as though the 1997 acquisitions of the following properties occurred on January 1, 1997 on an all cash basis except for Maple Park, Aurora Commons and Lincoln Park Place. Proforma adjustments for interest expense on these properties were based on the following terms.

    Maple Park Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                       For the three months ended March 31, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired January 1, 1997.
                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard      Calumet
                      Place       Commons   Park Place   Center        Mall        Mall        Square
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Rental income.....     39,736      82,740      14,159      98,780     255,790      267,028      78,398
Additional rental
  income..........      8,168      26,594       5,714      39,507     142,382      103,809      87,939
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Total income......     47,904     109,334      19,873     138,287     398,172      370,837     166,337
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Advisor asset
  management fee..       -           -           -           -           -            -           -
Property operating
  expenses........     10,039      30,055       6,352      43,952     153,892      121,290      91,467
Interest expense..       -           -           -           -           -            -           -
Depreciation......       -           -           -           -           -            -           -
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Total expenses....     10,039      30,055       6,352      43,952     153,892      121,290      91,467
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Net income (loss).     37,865      79,279      13,521      94,335     244,280      249,547      74,870
                   =========== =========== =========== =========== =========== ===========  ============

                                                                                               Total
                                                        Highland                               1997
                    Ameritech   Schaumburg   Sequoia      Park        River     Pro Forma   Acquisitions
                    Outlot      Dominicks     Plaza     Dominicks     Square   Adjustments   Pro Forma
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Rental income.....     27,576     161,706      99,580     220,994     195,372         -       1,541,859
Additional rental
  income..........      6,068        -         36,786        -         86,058         -         543,025
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total income......     33,644     161,706     136,366     220,994     281,430         -       2,084,884
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Advisor asset
  management fee..       -           -           -           -           -         145,105      145,105
Property operating
  expenses........      7,309       3,234      42,744       4,420      90,587         -         605,341
Interest expense..       -           -           -           -           -          26,718       26,718
Depreciation......       -           -           -           -           -         389,312      389,312
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total expenses....      7,309       3,234      42,744       4,420      90,587      561,135    1,166,476
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Net income (loss).     26,335     158,472      93,622     216,574     190,843     (561,135)     918,408
                   =========== =========== =========== =========== =========== ============ ============


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                   For the three months ended March 31, 1997
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the three months ended March 31, 1997 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(F) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners Plaza, Spring Hill Fashion Corner, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center, Lincoln Park Place Shopping Center, Niles Shopping Center, Cobblers Mall, Mallard Mall, Calumet Square, Ameritech Outlot, Sequoia Plaza, Highland Park Dominicks, Schaumburg Dominicks and River Square as though they occurred the earlier of January 1, 1996 or the date operations commenced. Grand and Hunt Club and the Quarry Outlot were constructed in 1996, and had not commenced significant operations prior to acquisition, therefore, no operations relating to these properties are presented on the unaudited Pro Forma Statement of Operations for December 31, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1996 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                 (unaudited)


                                Pro Forma Adjustments
                               ------------------------

                       1996       1996         1997
                   Historical  Acquisitions Acquisitions   1996
                      (A)          (B)          (C)      Pro Forma
                   ----------- ------------ ----------- -----------

Rental income..... $4,467,903   6,127,326    8,636,819   19,232,048
Additional rental
  income..........  1,336,809   3,198,250    2,531,865    7,066,924
Interest
  income(E).......    438,188        -            -         438,188
Other income......     84,834        -            -          84,834
                   ----------- -----------  ----------- ------------
  Total income....  6,327,734   9,325,576   11,168,684   26,821,994
                   ----------- -----------  ----------- ------------
Professional services
  and general and
  administrative
  fees............    183,559        -            -         183,559
Advisor asset
  management fee.(I)  238,108     708,222      869,040    1,815,370
Property operating
  expenses........  1,873,174   3,656,698    3,107,123    8,636,995
Interest expense..    597,485     949,958    1,784,433    3,331,876
Depreciation (F)..    939,144   1,448,017    2,232,111    4,619,272
Amortization (H)..     17,367      11,428        6,457       35,252
Acquisition costs
  expensed........     26,676        -            -          26,676
                   ----------- -----------  ----------- ------------
Total expenses....  3,875,513   6,774,323    7,999,164   18,649,000
                   ----------- -----------  ----------- ------------
  Net income...... $2,452,221   2,551,253    3,169,520    8,172,994
                   =========== ===========  =========== ============

Weighted average
  common stock shares
  outstanding (G).  4,494,620                            12,110,720
                   ===========                          ============

Net income per weighted
  average common stock
  outstanding (G). $      .55                                   .67
                   ===========                          ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)

(A) The  1996  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1996, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1996 are as though the 1996 acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for Regency Point, Hawthorn Village Commons, Crestwood and Lansing Square. Proforma adjustments for interest expense on these properties were based on the following terms.

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum.

    Crestwood Plaza Shopping Center

    As part of the December 27, 1996 purchase of Crestwood Plaza, the Company assumed the existing first mortgage loan of $1,330,253.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Lansing Square Shopping Center

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.


    Total pro forma adjustments for 1996 acquisitions are as though they were acquired the earlier of January 1, 1996 or date that operations commenced (related to Zany Brainy).


                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
                   ----------- ----------- ----------- ----------- -----------
Total income......    196,356     155,305     172,698     220,712     161,633
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  422,146     548,667     790,888     948,906     203,007
Additional rental
  income..........    260,832     270,570     517,804     234,837      69,315
                   ----------- ----------- ----------- ----------- -----------
Total income......    682,978     819,237   1,308,692   1,183,743     272,322
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  412,222     526,105     667,920     882,901     193,872
                   =========== =========== =========== =========== ===========


                                                                     Total
                                                                      1996
                      Park       Lansing      Park      Pro Forma  Acquisitions
                   St. Claire    Square       Ridge    Adjustments   Pro Forma
                   ----------- ----------- ----------- ----------- ------------
Rental income..... $  178,596   2,001,855     340,315        -      6,127,326
Additional rental
  income..........     62,194   1,332,149     236,791        -      3,198,250
                   ----------- ----------- ----------- ----------- -----------
Total income......    240,790   3,334,004     577,106        -      9,325,576
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..       -           -           -        708,222     708,222
Property operating
  expenses........    103,386   1,507,941     299,748        -      3,656,698
Interest Expense..       -           -           -        949,958     949,958
Depreciation......       -           -           -      1,448,017   1,448,017
Amortization......       -           -           -         11,428      11,428
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    103,386   1,507,941     299,748   3,117,625   6,774,323
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  137,404   1,826,063     277,358  (3,117,625)  2,551,253
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


(C) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1996 or the date operations commenced.


                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard     Calumet
                      Place       Commons   Park Place   Center        Mall        Mall       Square
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Rental income.....  1,844,314   1,341,448     228,218     375,349   1,014,342     992,972     222,072
Additional rental
  income..........    405,864     534,247     111,997     104,619     376,560     412,024     179,854
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total income......  2,250,178   1,875,695     340,215     479,968   1,390,902   1,404,996     401,926
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..    152,621     115,000      21,000      32,800     109,530      80,999      21,080
Property operating
  expenses........    444,390     632,131     130,176     141,974     548,023     420,090     214,748
Interest expense..    720,000     882,983     181,450        -           -           -           -
Depreciation......    404,905     334,573      42,260      81,600     273,825     202,498      52,700
Amortization......      2,857        -          3,600        -           -           -           -
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total expenses....  1,724,773   1,964,687     378,486     256,374     931,378     703,587     228,528
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net income (loss).    525,405     (88,992)    (38,271)    223,594     459,524     701,409     113,398
                   =========== =========== =========== =========== =========== =========== ===========

                                                                                  Total
                                                        Highland                  1997
                    Ameritech   Schaumburg   Sequoia      Park        River    Acquisitions
                     Outlot     Dominicks     Plaza     Dominicks    Square     Pro Forma
                   ----------- ----------- ----------- ----------- ----------- ------------
Rental income.....    106,283     646,825     361,986     883,976     619,034   8,636,819
Additional rental
  income..........     18,265        -        135,404        -        253,031   2,531,865
                   ----------- ----------- ----------- ----------- ----------- -----------
Total income......    124,548     646,825     497,390     883,976     872,065  11,168,684
                   ----------- ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     10,500     106,910      30,100     128,000      60,500     869,040
Property operating
  expenses........     18,500      12,937     164,126      17,680     362,348   3,107,123
Interest expense..       -           -           -           -           -      1,784,433
Depreciation......     26,250     267,000      75,250     320,000     151,250   2,232,111
Amortization......       -           -           -           -           -          6,457
                   ----------- ----------- ----------- ----------- ----------- -----------
Total expenses....     55,250     386,847     269,476     465,680     574,098   7,999,164
                   ----------- ----------- ----------- ----------- ----------- -----------
Net income (loss).     69,298     259,978     227,914     418,296     297,967   3,169,520
                   =========== =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Maple Park Shopping Center, Bolingbrook, Illinois

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Maple Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,844,314         -       1,844,314
    Additional rental income.........     405,864         -         405,864
                                       -----------  -----------  -----------
    Total income.....................   2,250,178         -       2,250,178
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         152,621      152,621
    Property operating expenses......     444,390         -         444,390
    Interest expense.................        -         720,000      720,000
    Depreciation.....................        -         404,905      404,905
    Amortization.....................        -           2,857        2,857
                                       -----------  -----------  -----------
    Total expenses...................     444,390    1,280,383    1,724,773
                                       -----------  -----------  -----------
    Net income (loss)................  $1,807,788   (1,280,383)     525,405
                                       ===========  ===========  ===========


    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                 Aurora Commons
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,314,448         -       1,341,448
    Additional rental income.........     534,247         -         534,247
                                       -----------  -----------  -----------
    Total income.....................   1,875,695         -       1,875,695
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         115,000      115,000
    Property operating expenses......     659,205      (27,074)     632,131
    Interest expense.................        -         882,983      882,983
    Depreciation.....................        -         334,573      334,573
                                       -----------  -----------  -----------
    Total expenses...................     659,205    1,193,482    1,964,687
                                       -----------  -----------  -----------
    Net income (loss)................  $1,216,490   (1,193,482)     (88,992)
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Lincoln Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  228,218         -         228,218
    Additional rental income.........     111,997         -         111,997
                                       -----------  -----------  -----------
    Total income.....................     340,215         -         340,215
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          21,000       21,000
    Property operating expenses......     130,176         -         130,176
    Interest expense.................        -         181,450      181,450
    Depreciation.....................        -          42,260       42,260
    Amortization.....................        -           3,600        3,600
                                       -----------  -----------  -----------
    Total expenses...................     130,176      248,310      378,486
                                       -----------  -----------  -----------
    Net income (loss)................  $  210,039     (248,310)     (38,271)
                                       ===========  ===========  ===========


    Acquisition of Niles Shopping Center, Niles, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Niles Shopping Center
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  375,349         -         375,349
    Additional rental income.........     104,619         -         104,619
                                       -----------  -----------  -----------
    Total income.....................     479,968         -         479,968
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          32,800       32,800
    Property operating expenses......     141,974         -         141,974
    Depreciation.....................        -          81,600       81,600
                                       -----------  -----------  -----------
    Total expenses...................     141,974      114,400      256,374
                                       -----------  -----------  -----------
    Net income (loss)................  $  337,995     (114,400)     223,594
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Cobblers Mall, Elgin, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Cobblers Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,014,342         -       1,014,342
    Additional rental income.........     376,560         -         376,560
                                       -----------  -----------  -----------
    Total income.....................   1,390,902         -       1,390,902
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -         109,530      109,530
    Property operating
      expenses.......................     548,023         -         548,023
    Depreciation.....................        -         273,825      273,825
                                       -----------  -----------  -----------
    Total expenses...................     548,023      383,355      931,378
                                       -----------  -----------  -----------
    Net income (loss)................  $  842,879     (383,355)     459,524
                                       ===========  ===========  ===========


    Acquisition of Mallard Mall, Elk Grove Village, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Mallard Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  992,972         -         992,972
    Additional rental income.........     412,024         -         412,024
                                       -----------  -----------  -----------
    Total income.....................   1,404,996        -        1,404,996
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -          80,999       80,999
    Property operating
      expenses.......................     420,090         -         420,090
    Depreciation.....................        -         202,498      202,498
                                       -----------  -----------  -----------
    Total expenses...................     420,090      283,497      703,587
                                       -----------  -----------  -----------
    Net income (loss)................  $  984,906     (283,497)     701,409
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Calumet Square Shopping Center, Calumet City, Illinois

    This pro forma adjustment reflects the purchase of Calumet Square as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Calumet Square
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  222,072        -        222,072
    Additional rental income..    179,854        -        179,854
                               ----------- ----------- -----------
    Total income..............    401,926        -        401,926
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         21,080      21,080
    Property operating
      expenses................    214,748        -        214,748
    Depreciation..............       -         52,700      52,700
                               ----------- ----------- -----------
    Total expenses............    214,748      73,780     288,528
                               ----------- ----------- -----------
    Net income (loss)......... $  187,178     (73,780)    113,398
                               =========== =========== ===========


    Acquisition of Ameritech Outlot, Joliet, Illinois

    This pro forma adjustment reflects the purchase of Ameritech as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Ameritech Outlot
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  106,283        -        106,283
    Additional rental income..     18,265        -         18,265
                               ----------- ----------- -----------
    Total income..............    124,548        -        124,548
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         10,500      10,500
    Property operating
      expenses................     18,500        -         18,500
    Depreciation..............       -         26,250      26,250
                               ----------- ----------- -----------
    Total expenses............     18,500      36,750      55,250
                               ----------- ----------- -----------
    Net income (loss)......... $  106,048     (36,750)     69,298
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Dominicks, Schaumburg, Illinois

    This pro forma adjustment reflects the purchase of Schaumburg Dominicks as if the Company had acquired the property as of June 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        Schaumburg Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  646,825        -        646,825
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    646,825        -        646,825
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        106,910     106,910
    Property operating
      expenses................     12,937        -         12,937
    Depreciation..............       -        267,000     267,000
                               ----------- ----------- -----------
    Total expenses............     12,937     373,910     386,847
                               ----------- ----------- -----------
    Net income (loss)......... $  633,888    (373,910)    259,978
                               =========== =========== ===========


    Acquisition of Sequoia Plaza, Milwaukee, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                          Sequoia Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  361,986        -        361,986
    Additional rental income..    135,404        -        135,404
                               ----------- ----------- -----------
    Total income..............    497,390       -         497,390
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         30,100      30,100
    Property operating
      expenses................    164,126        -        164,126
    Depreciation..............       -         75,250      75,250
                               ----------- ----------- -----------
    Total expenses............    164,126     105,350     269,476
                               ----------- ----------- -----------
    Net income (loss)......... $  333,264    (105,350)    227,914
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Dominicks, Highland Park, Illinois

    This pro forma adjustment reflects the purchase of Highland Park Dominicks as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                     Highland Park Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  883,976        -        883,976
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    883,976        -        883,976
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        128,000     128,000
    Property operating
      expenses................     17,680        -         17,680
    Depreciation..............       -        320,000     320,000
                               ----------- ----------- -----------
    Total expenses............     17,680     448,000     465,680
                               ----------- ----------- -----------
    Net income (loss)......... $  866,296    (448,000)    418,296
                               =========== =========== ===========


    Acquisition of River Square, Naperville, Illinois

    This pro forma adjustment reflects the purchase of Highland Park Dominicks as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        River Square
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  619,034        -        619,034
    Additional rental income..    253,031        -        253,031
                               ----------- ----------- -----------
    Total income..............    872,065        -        872,065
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         60,500      60,500
    Property operating
      expenses................    362,348        -        362,348
    Depreciation..............       -        151,250     151,250
                               ----------- ----------- -----------
    Total expenses............    362,348     211,750     574,098
                               ----------- ----------- -----------
    Net income (loss)......... $  509,717    (211,750)    297,967
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


(E) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(F) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(G) The pro forma weighted average common stock shares for the year ended December 31, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(H) Loan fees are amortized over the term of the related loan.

(I) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).